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              CONSENT OF INDEPENDENT AUDITORS



    We hereby consent to the use of our report dated May 22, 1998, on the financial statements of the Prime Portfolio, Government Portfolio, Tax-Free Portfolio, and Trust Portfolio of Alliance Institutional Reserves, Inc. (formerly ACM Institutional Reserves, Inc. referred to therein in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A, File No. 33-34001 as filed with the Securities and Exchange Commission.

    We also consent to the reference to our firm in each Prospectus under the caption "Financial Highlights" and in the Statements of Additional Information under the caption
"Accountants".



                             /s/  McGladrey & Pullen, LLP
                             _______________________________
                                  McGladrey & Pullen, LLP


New York, New York
June 22, 1998



























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